Exhibit 10.1

RENEO PHARMACEUTICALS, INC.

PARENT SUPPORT AGREEMENT

THIS PARENT SUPPORT AGREEMENT (this “Agreement”), dated as of [•], 2024 is made by and among Reneo Pharmaceuticals, Inc., a Delaware corporation (“Parent”), OnKure, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Stockholder”) of shares of capital stock (the “Shares”) of Parent.

WHEREAS, Parent, Radiate Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), Radiate Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub II”) and the Company, have entered into an Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), providing for the merger of Merger Sub I with and into the Company (the “First Merger”) with the Company surviving as a wholly-owned subsidiary of Parent and as part of the same overall transaction, the merger of the surviving corporation of the First Merger with and into Merger Sub II (together with the First Merger, the “Mergers”) with Merger Sub II surviving as a wholly-owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Stockholder beneficially owns and has sole or shared voting power with respect to the number, class and series of Shares, and holds Parent Options and Parent RSUs to acquire the number, class and series of Shares, indicated on Schedule 1 attached hereto;

WHEREAS, as an inducement and a condition to the willingness of the Company to enter into the Merger Agreement, the Stockholder has agreed to enter into and perform this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, the Company’s entering into the Merger Agreement, the Stockholder, Parent and the Company agree as follows:

1. Agreement to Vote Shares. The Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, the Stockholder shall:

(a) appear at such meeting or otherwise cause the Shares and any New Shares (as defined in Section 3 below) to be counted as present thereat for purposes of calculating a quorum; and

(b) from and after the date hereof until the Expiration Date, vote (or cause to be voted) all of the Shares and any New Shares (as such term is defined below) that Stockholder shall be entitled to so vote (the “Covered Shares”): (i) in favor of (A) all of the Parent Stockholder Proposals, (B) any matter that could reasonably be expected to facilitate the Mergers, the Concurrent PIPE Investment and the Transactions, and (C) against any Acquisition Proposals for the Parent, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to impeded, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Mergers, the Concurrent PIPE Investment or the Transactions; and (ii) to approve any proposal to adjourn or postpone the meeting to a later date, if there are not sufficient votes for the adoption of the Merger Agreement on the date on which such meeting is held.

Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing. For the avoidance of doubt, the Stockholder and its controlled Affiliates shall retain at all times the right to vote, respectively, the Covered Shares held by it or them in its and their sole discretion and without any limitation on any matter other than those set forth in this Section 1 that is at any time or from time to time presented for consideration to the Parent’s stockholders.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the First Effective Time, (b) such date and time as the Merger Agreement shall be terminated pursuant to Article IX thereof or otherwise, (c) the mutual written agreement of the parties to terminate this Agreement, or (d) any amendment or change to the Merger Agreement that is effected without the Stockholder’s written consent in a manner adverse to the stockholders of the Parent.

3. Additional Acquisitions. The Stockholder agrees that any shares of capital stock or other equity securities of Parent that the Stockholder acquires or with respect to which the Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Parent Options, the vesting of Parent RSUs, or otherwise, including by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares.

4. Agreement to Retain Shares. From and after the date hereof until the date the Parent receives the Required Parent Stockholder Approval, the Stockholder shall not, directly or indirectly, (a) create or allow to exist any Lien, other than Permitted Encumbrances (as such term is defined below), on the Covered Shares, (b) sell, assign (directly or indirectly), transfer, tender, pledge, exchange, gift, grant, or place in trust or otherwise dispose of, or offer to do any of the foregoing (each, a “Transfer”) any right, title, or interest (including any right or power to vote to which the holder thereof may be entitled) to any Covered Shares, (c) deposit any Covered Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Covered Shares or grant any power of attorney with respect thereto (other than this Agreement), (d) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect Transfer of any right, title, or interest (including any right or power to vote to which the holder thereof may be entitled) to any Covered Shares, or (e) take any action that would make any representation or warranty of the Stockholder contained herein materially untrue or incorrect or have the effect of restricting the Stockholder’s legal power, authority and right to vote all of the Covered Shares or would otherwise prevent or disable the Stockholder from performing any of the Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, the Stockholder may make (1) Transfers by will or by operation of Law (including pursuant to a qualified domestic relations order or in connection with a divorce settlement), or other Transfers for estate-planning purposes, (2) with respect to the Stockholder’s Parent Options (and any Shares underlying such Parent Options) that expire on or prior to the Expiration Date, Transfers of Shares to Parent (or effecting a “net exercise” of a Parent Option) as payment for the (i) exercise price of the Stockholder’s Parent Options and (ii) taxes applicable to the exercise of the Stockholder’s Parent Options, (3) with respect to the Stockholder’s Parent RSUs, (i) transfers for the net settlement of the Stockholder’s Parent RSUs settled in Shares (to pay tax withholding obligations) or (ii) transfers for receipt upon settlement of the Stockholder’s Parent RSUs, and the sale of a sufficient number of such Shares acquired upon settlement of such securities as would generate sales proceeds sufficient to pay the aggregate taxes payable by the Stockholder as a result of such settlement, (4) if Stockholder is an entity, partnership or limited liability company, a Transfer to one or more equityholders, partners or members of Stockholder or to an affiliated person, corporation, trust or other entity controlling or under common control with Stockholder, including to any investment fund or other entity controlled or managed by the Stockholder or by the investment advisor of the Stockholder, or if Stockholder is a trust, a transfer to a beneficiary, provided that in each such case the applicable transferee has signed this Agreement, (5) Transfers of Covered Shares acquired in the Concurrent PIPE Financing, and (6) Transfers to which the Company may otherwise agree in writing in its sole discretion. If any voluntary or involuntary Transfer of any Shares covered hereby shall occur (including a Transfer permitted by Section 4(1) or Section 4(4), sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect, and as a condition of receipt if such Transfer or sale, the transferee shall sign a written acknowledgement of such applicability or a joinder hereto.

5. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Parent and the Company as follows:

(a) If the Stockholder is an entity: (i) the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) the Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of the Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by the Stockholder have been duly authorized by all necessary action on the part of the Stockholder and no other proceedings on the part of the Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If the Stockholder is an individual, the Stockholder has the legal capacity to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b) this Agreement has been duly executed and delivered by or on behalf of the Stockholder and, assuming this Agreement constitutes a valid and binding agreement of the Company and Parent, constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally;

(c) the Stockholder is the record or beneficial owner of the number of Shares indicated opposite the Stockholder’s name on Schedule 1, and owns such shares, and will own any New Shares, free and clear of any Liens, other than any Liens that may exist pursuant to (i) this Agreement, (ii) applicable restrictions on transfer under the Securities Act, (iii) any risk of forfeiture with respect to any Shares or rights to acquire shares granted to the Stockholder under an employee benefit plan of Parent, (iii) as provided in Parent’s Certificate of Incorporation or Parent’s Bylaws (the foregoing, (i) – (iii), each being referred to as a “Permitted Encumbrance”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Covered Shares and none of the Covered Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Covered Shares, except as contemplated by this Agreement, the arrangements referenced in the Merger Agreement, and customary arrangements with the Stockholder’s prime broker and/or custodian;

(d) the execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of his, her or its obligations hereunder and the compliance by the Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Covered Shares pursuant to, any Contract to which the Stockholder is a party or by which the Stockholder is bound, or any Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Entity to which the Stockholder is subject or, in the event that the Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Stockholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect;

(e) the execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or make any filing with or notification to, any Governmental Entity or regulatory authority, except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect;

(f) no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of the Stockholder;

(g) as of the date of this Agreement, there is no Action pending or, to the knowledge of the Stockholder, threatened against the Stockholder that would reasonably be expected to prevent or delay the performance by the Stockholder of his, her or its obligations under this Agreement in any material respect; and

(h) the Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing, and has had an opportunity to review with its own tax advisors the tax consequences of the Mergers and the Transactions.

The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Parent, the Company or any of their respective agents or representatives with respect to the tax consequences of the Mergers or the Transactions. The Stockholder understands that the Stockholder (and not Parent, the Company, the Surviving Company or the Surviving Entity) shall be responsible for the Stockholder’s tax liability that may arise as a result of the Mergers or the Transactions. The Stockholder understands and acknowledges that the Company, Parent and each Merger Sub is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement. For purposes of this Agreement “beneficial ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities that may be acquired by such Person pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

6. No Legal Actions. The Stockholder will not in its capacity as a stockholder of Parent bring, commence, institute, maintain, prosecute or voluntarily aid any Action which (i) challenges the validity or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, either alone or together with the other support agreements to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Parent Board, constitutes a breach of any fiduciary duty of the Parent Board or any member thereof.

7. Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without the need of posting bond and without the necessity of proving actual damages, this being in addition to any other remedy to which they are entitled at Law or in equity.

8. Directors and Officers. This Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of Parent and/or holder of Parent Options or Parent RSUs and not in the Stockholder’s capacity as a director, officer or employee of Parent or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of Parent in the exercise of his or her fiduciary duties consistent with the terms of the Merger Agreement as a director and/or officer of Parent or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Parent or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.

9. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Stockholder, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct the Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.

10. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier of (a) the Expiration Date, (b) the End Date or (c) the date of any modification, waiver or amendment to the Merger Agreement effected without the Stockholder’s consent that increases the amount, or changes the form, of consideration payable to any of the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement, in each case in a manner that is adverse to Parent Stockholders. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination hereof.

11. Further Assurances. The Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the Transactions; provided that nothing contained in this Agreement shall require a Stockholder to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Covered Shares or (b) vote, or execute any consent with respect to, any Covered Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

12. Disclosure. The Stockholder hereby agrees that Parent and the Company may be required to publish and disclose in the Proxy Statement, any prospectus or any registration statement filed with any regulatory authority in connection with the transactions contemplated by the Merger Agreement and any related documents filed with such regulatory authority and as otherwise required by Law, the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to the Proxy Statement, prospectus or registration statement or in any other filing made by Parent or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the Transactions. In the event of any such required disclosure, Parent or Company shall use commercially reasonable efforts to provide the Stockholder advance written notice of, and an opportunity to review, any such disclosure that identifies the Stockholder. Prior to the Closing, the Stockholder shall not, and shall use its reasonable best efforts to cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication with respect to this Agreement, the Mergers, the Merger Agreement or the other Transactions without the prior written consent of the Company and Parent, except as may be required by applicable Law (in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Parent to the extent practicable), provided that the foregoing shall not limit or affect any actions taken by the Stockholder (or any affiliated officer or director of the Stockholder) that would be permitted to be taken by the Stockholder, Parent or the Company pursuant to the Merger Agreement; provided, further, that the foregoing shall not effect any actions of Stockholder the prohibition of which would be prohibited under applicable Law and shall not prohibit Stockholder or its Affiliates from making any publicly-available filings required by applicable Law, regulation or legal process.

13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), by facsimile transmission (providing confirmation of transmission) or by electronic transmission (providing confirmation of transmission) to the Company or Parent, as the case may be, in accordance with Section 10.4 of the Merger Agreement and to the Stockholder in accordance with Section 10.4 of the Merger Agreement as if the Stockholder’s name was included therein, but using his, her or its address or email address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like notice).

14. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

15. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a party’s rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties hereto, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such party without the other party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16. No Waivers. No waivers of any breach of this Agreement extended by the Company or Parent to the Stockholder shall be construed as a waiver of any rights or remedies of the Company or Parent, as applicable, with respect to any other stockholder of Parent who has executed an agreement substantially in the form of this Agreement with respect to the Covered Shares held or subsequently held by the Stockholder or with respect to any subsequent breach of Stockholder or any other such stockholder of Parent. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party. No waiver of any provision hereof by any party will constitute a waiver by any other party.

17. Applicable Law; Jurisdiction. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated by this Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. In any Action between any of the parties arising out of or relating to this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such Action shall be heard and determined exclusively in accordance with clause (a) of this Section 17, (c) waives any objection to laying venue in any such Action in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party or its property, and (e) agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 13 of this Agreement.

18. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any right to trial by jury with respect to any Action, proceeding or counterclaim arising out of or relating to this Agreement, any document executed in connection herewith and the matters contemplated hereby and thereby.

19. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Parent Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the certificate of incorporation of Parent, this Agreement, the Merger Agreement and the transactions contemplated in the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

20. Entire Agreement; Counterparts; Exchanges by Facsimile. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all written prior agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Duly authorized signatures to this Agreement transmitted by electronic mail in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will, so long as no automated or other replies indicating delivery failure or delay are received by the sender, have the same effect as physical delivery of a paper document bearing an original “wet ink” signature.

21. Amendment. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed on behalf of each party hereto; provided, however, that the rights or obligations of any Stockholder may be waived, amended or otherwise modified in a writing signed by Parent, the Company and the Stockholder.

22. Fees and Expenses. Except as otherwise specifically provided herein, the Merger Agreement or any other agreement contemplated by the Merger Agreement to which a party hereto is a party, each party hereto shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

23. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties. Each of the parties hereby acknowledges, represents and warrants that (a) it has read and fully understood this Agreement and the implications and consequences thereof; (b) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (c) it is fully aware of the legal and binding effect of this Agreement.

24. Definition of Merger Agreement. For purposes of this Agreement, the term “Merger Agreement” will include such agreement as amended or modified as long as such amendments or modifications (a) do not (i) change the form of consideration payable under the Merger Agreement or (ii) change the Exchange Ratios, in the case of (i) and (ii), in a manner materially adverse to the Stockholder, or (b) have been agreed to in writing by the Stockholder.

25. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement, respectively.

(e) The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of Page has Intentionally Been Left Blank]

EXECUTED as of the date first above written.

[STOCKHOLDER]

Signature:

(Signature Page to Parent Support Agreement)

EXECUTED as of the date first above written.

RENEO PHARMACEUTICALS, INC.

By:
Name:
Title:

(Signature Page to Parent Support Agreement)

EXECUTED as of the date first above written.

ONKURE, INC.

By:
Name:
Title:

(Signature Page to Parent Support Agreement)

SCHEDULE 1

Name, Address and Email Address of Stockholder	Shares of Parent Common Stock	Parent Options	Parent Restricted Stock Unit Awards